UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2026

ANKAM INC.

(Exact name of registrant as specified in its charter)

NV	000-56526	61-1900749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Wang Wen Lung

5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

(Address of Principal Executive Offices) (Zip Code)

+886-928486237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election and Appointment of Directors.

On February 13, 2026, the Board of Directors of Ankam Inc. (the “Company”) appointed Mr. Wang Sheng Horng and Ms. Huang Yu Liang to serve as executive directors of the Company and Mr. Lau Pak Kin Patric to serve as a non-executive director of the Company, effective immediately.

Biographical Information

Mr. Lau Pak Kin Patric, age 45, brings extensive experience in corporate governance and financial services. He currently serves as Deputy General Manager – Business Development at Funderstone Securities Limited and Funderstone Asset Management (HK) Limited, and as an Independent Non-executive Director at Hatcher Group Limited (8365.HK). His prior roles include Vice President at Shanghai Pudong Development Bank, Hong Kong Branch. Mr. Lau holds a degree from Master of Science degree in Finance from University College Dublin of National University of Ireland in 2015 and a Bachelor degree of Business Studies from University College Dublin of National University of Ireland in 2013. Mr. Lau achieved the Certified ESG Planner CEP® in International Chamber of Sustainable Development on 11 March 2022. On 2 March 2023, Mr. Lau was admitted by the Chartered Institute of Management Accountants as a Fellow Chartered Management Accountant and the Chartered Institute of Management Accountants as Chartered Global Management Accountant. In February 2025, Mr. Lau was admitted by the Hong Kong Institute of Certified Public Accountants – International Affiliate. On 17 April 2025 and 30 April 2025, Mr. Lau was admitted by Certified Practising Accountant Australia and Fellow Certified Practising Accountant Australia accordingly.

Mr. Wang Sheng Horng, age 60, is a senior manager at Getac Group, where he has led operational leadership initiatives, strategic planning, and performance management. He has extensive experience in stakeholder relations and corporate execution in high compliance environments. Mr. Wang earned his degree from National Chengchi University (NCCU).

Ms. Huang Yu Liang, age 56, has served as Statutory Supervisor at U-TEK EMI CORP. since 1996. In this role, she exercises independent supervision over board operations, reviews and audits financial statements, and provides oversight on compliance with statutory requirements. Ms. Huang holds a master’s degree from Fo Guang University (2022), specializing in the LOHAS industry.

Independence Determination

The Board of Directors has determined that Mr. Lau Pak Kin Patric, Mr. Wang Sheng Horng, and Ms. Huang Yu Liang are not independent directors under the applicable governance standards of the OTC Markets Group. This determination is based on specific relationships that, in the Board’s judgment, would interfere with their exercise of independent judgment.

Compensatory Arrangement

In connection with his appointment, the Company entered into a Non-Executive Director Agreement with Mr. Lau Pak Kin Patric, and Executive Director Agreements with Mr. Wang Sheng Horng and Ms. Huang Yu Liang. The new directors will be entitled to receive compensation for their service on the Board of Directors consistent with the Company’s policies and all other applicable laws and rules. Under the director agreements, Mr. Lau Pak Kin Patric, Mr. Wang Sheng Horng, and Ms. Huang Yu Liang will each receive a cash fee of $5,000 per month for their board service. The agreements are filed as Exhibit 10.1, 10.2 and 10.3 as exhibits to this Form 8-K and are incorporated herein by reference.

2

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on February 13, 2026, announcing the appointments of Mr. Lau Pak Kin Patric, Mr. Wang Sheng Horng, and Ms. Huang Yu Liang to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein for reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Non-Executive Director Agreement between ANKAM Inc. and Mr. Lau Pak Kin Patric
10.2	Executive Director Agreement between ANKAM Inc. and Mr. Wang Sheng Horng
10.3	Executive Director Agreement between ANKAM Inc. and Ms. Huang Yu Liang
99.1	Press Release dated February 13, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANKAM INC.

Date: February 18, 2026	By:	/s/ Wang Wen Lung
Name: Wang Wen Lung Title: President and Chief Executive Officer

4